PURCHASE AND INVESTMENT AGREEMENT

            PURCHASE AND INVESTMENT AGREEMENT (this "Agreement"), dated as of the ____ day of May, 1999, by and between Ergovision, Inc. (the "Company"), a Delaware corporation, and _______________ (the "Purchaser"), an individual residing at _________________________________________.

                              W I T N E S S E T H:

      WHEREAS, the Company desires to sell ______ shares of its common stock, $.001 par value per share, (the "Common Stock") to the Purchaser, and

      WHEREAS, the Purchaser, being an accredited and sophisticated investor under the Securities Act of 1933 (the "1933 Act"), does hereby desire to purchase such shares of Common Stock, subject to the terms and conditions set forth herein;

      NOW, THEREFORE, the following will constitute the agreement between the Company and the Purchaser with respect to the Purchaser's investment in the Company.

      1. Purchase of Shares (a) The Purchaser hereby purchases from the Company ______ shares (the "Shares") of the Common Stock, at a price of $1.00 per share, for a total purchase price of $______ (the "Purchase Price").

            (a) The Company shall deliver to the Purchaser a certificate representing the Shares, registered in the name of the Purchaser.

      2. INTENTIONALLY OMITTED.

      3. Notice of Transfer Subject to Section 7 hereof, and in addition to any notice that may be required under applicable securities laws, the Purchaser agrees that he shall notify the Company not more than five (5) days subsequent to the transfer of any or all of the Shares.

      4. Representations and Warranties of the Purchaser. The Purchaser represents, warrants and covenants to the Company and each of its officers, directors, persons who control the Company and any affiliates of the foregoing that:

            (a) Either (i) the Purchaser is a director or executive officer of the Company, (ii) the Purchaser has a net worth, inclusive of the value of the Purchaser's homes, home furnishings and automobiles, of at least $1,000,000 (which net worth may include the Purchaser's spouse's net worth), (iii) the Purchaser's individual income for each of the past two calendar years exceeded $200,000 and the Purchaser reasonably expects the Purchaser's individual income to exceed $200,000 in the current year, (iv) the Purchaser's income together with the income of the Purchaser's spouse for each of the past two calendar years exceed $300,000 and the Purchaser reasonably expects the Purchaser's income together with that of the Purchaser's spouse to exceed $300,000 in the current year, or (v) the Purchaser has such knowledge and experience in business and financial matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Company.

            (b) The Purchaser is acquiring the Shares for the Purchaser's own account, for investment only and not with a view toward the resale or distribution thereof.

            (c) The Purchaser understands that the Shares are not registered under the 1933 Act and may not be resold unless subsequently registered under the 1933 Act or unless an exemption from such registration is available. The Purchaser understands that the Shares have not been approved or disapproved by the Securities and Exchange Commission (the "Commission"), or any other federal or state agency, nor has the Commission or any such agency passed upon the accuracy or adequacy of any of the information provided to the Purchaser.

            (d) The Purchaser has adequate funds to provide for the Purchaser's personal needs and does not and will not require the funds comprising the Purchase Price for liquidity purposes. The Purchaser possesses the ability to bear the economic risk of holding the Shares indefinitely and can afford a complete loss of the investment contemplated hereby.

            (e) In making the Purchaser's investment in the Shares, no oral representations or warranties have been made to the Purchaser. The Purchaser acknowledges that the Purchaser has been advised that, except for Mr. Mark Levin and Mr. Mark Suroff, no person is authorized to give any information or to make any statement regarding the Company's Strategic Business Plan and the attachments thereto (the "Business Plan"), and that any information or statement not made by such persons must not be relied upon as having been authorized by the Company or any professional advisors or counsel thereto. The Purchaser acknowledges that the Company makes no representations or warranties, expressed or implied, with respect to the completeness or accuracy of the Business Plan, as to the contents of any other written or oral communication transmitted or made available to the Purchaser or the Purchaser's representatives, and that the Purchaser and the Purchaser's representatives must rely on their own due diligence of the Company and their own independent verification of the information provided in the Business Plan and any other investigations deemed necessary for the purpose of determining whether to proceed with the investment in the Company. The Purchaser acknowledges that the Business Plan includes certain statements, estimates and projections provided by the Company with respect to anticipated future performance of the Company, which reflect various assumptions by the Company's management concerning anticipated results, which may or may not occur. Purchaser acknowledges that the actual performance of the Company may be materially different from those set forth in such statements, estimates or projections.

            (f) The Purchaser has reviewed, carefully read and completed the Investor Questionnaire attached as Exhibit B hereto. All information provided by the Purchaser to the Company, including that contained in the Investor Questionnaire submitted herewith, is true and correct in all material respects as of the date hereof.

            (g) INTENTIONALLY OMITTED

            (h) The Purchaser is aware that all documents, records and books pertaining to this investment are at all times available at the offices of the Company at One Fairchild Court, Plainview, New York 11803, or at the offices of the Company's counsel, Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022, Attn: Eric M. Lerner, Esq., and acknowledges that all documents, records and books pertaining to this investment requested by the Purchaser, including without limitation, the Company's unaudited financial statements as of December 31, 1998 and for the year then ended, (a copy of the trial balance of which is attached as Exhibit C hereto) and capitalization chart (a copy of which is attached as Exhibit D hereto) have been made available to the Purchaser, and the Purchaser has been supplied with such additional information concerning this investment as has been requested.

            (i) The Purchaser has been given the opportunity to discus the Purchaser's investment in, and the operation of, the Company with the Company's management and has been given all information that the Purchaser has requested and which the Purchaser deems relevant to the Purchaser's decision to invest in the Company.

            (j) There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission from the Company or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

      5. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease all of its properties and assets and carry on its business as it is now being conducted, except for such power and authority the lack of which would not have a materially adverse effect on the Company. The Company is qualified to transact business as a foreign corporation in each jurisdiction where it is required to so qualify except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. True and correct copies of the Company's Certificate of Incorporation and Bylaws have been provided to the Purchaser.

            (b) The Company has the corporate power and authority to execute and deliver this Agreement, and all other documents hereby contemplated, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by each of them pursuant to the provisions hereof and thereof. The execution, delivery and performance of this Agreement and all other documents hereby contemplated to be executed by Company has been, and the consummation by Company of the transactions hereby and thereby contemplated has been, duly authorized by any and all necessary corporate or other action of Company. The Board of Directors of Company has authorized and approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement and all other documents hereby contemplated to be executed by Company constitute the legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization, or other similar laws affecting the enforcement of creditor's rights.

            (c) Neither the execution and delivery of this Agreement or any other documents hereby contemplated nor the consummation of the transactions hereby and thereby contemplated shall (i) constitute any violation or breach of the Certificate of Incorporation or By-laws of the Company, (ii) constitute a default under or a violation or breach of, or result in acceleration of any obligation under, any provision of any contract, lease, mortgage or other instrument to which it is a party or to which any of its assets is subject, or
(iii) violate any judgment, order, writ, injunction, decree, statute, rule or regulation affecting Company or any of its assets, which violation, breach or default, in the case of subclauses (ii) or (iii) of this sentence, would have a materially adverse effect on Company.

            (d) Except as would not have a Material Adverse Effect, (i) the Company has complied with all governmental laws, statutes, policies, regulations and rules (including, without limitation, any federal, state or local laws, rules or regulations regulating the safety of the workplace and/or the discharge of materials into the environment or otherwise relating to the protection of the environment) applicable to its business as conducted on and prior to the date hereof, (ii) the Company has maintained in full force and effect all material licenses, approvals, permits and consents for the lawful conduct of its business, (iii) to the best of its knowledge, the Company is not in violation of any material governmental laws, statutes, policies, regulations or rules applicable to the Company, and has not received any notice of any such violation, and (iv) no authorization, approval, order, license, permit, franchise or consent, and no registration, declaration, notice or filing by or with any domestic or foreign governmental agency (including, without limitation, any filing or registration pursuant to the securities or blue sky laws of the United States of America or any state or territory thereof) by the Company is required in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions hereby contemplated.

            (e) The capitalization of the Company, including all outstanding stock options, is accurately and fully set forth as Exhibit D hereto or as otherwise disclosed in the Financial Statement attached as Exhibit C hereto. Except for the rights to acquire Common Stock pursuant to the options listed on Exhibit D hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from or sale or disposition by the Company of any shares of its capital stock. Except as set forth on Exhibit D hereto or as otherwise disclosed in the financial statements attached as Exhibit C hereto, the Company is not a party or subject to any agreement or understanding which affects or relates to the voting or giving of written consent with respect to any security or by any director of the Company. The outstanding shares of capital stock are all duly and validly authorized and issued, fully paid, and non-assessable, and were issued in compliance with all applicable federal and state securities laws. The Shares to be issued to pursuant to the provisions of this Agreement will, upon such issuance, be duly authorized, legally and validly issued, and fully paid and nonassessable.

            (f) Exhibit C hereto contains (i) the unaudited balance sheet of the Company as of December 31, 1998, and the related statements of operations, cash flows and shareholders' equity, including the notes thereto, for the year then ended and (ii) the unaudited balance sheet of the Company as of February 28, 1999 and the related statements of operations, cash flows and shareholders' equity, including the notes thereto, for the two-month period then ended, all of which have been compiled by the Company's certified public accountant. Such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and February 28, 1999, respectively, and the results of the Company's operations, cash flows and shareholders' equity for the year ended December 31, 1998 and the two-month period ended February 28, 1999, all in conformity with GAAP applied on a consistent basis, except as otherwise stated in such financial statements or the accountant's report thereon.

            (g) The Business Plan and the assumptions underlying the Business Plan have been prepared or made in good faith and, to the Company's knowledge, are reasonable in all material respects. No other representations are made as to the accuracy of the statements, estimates, or projections set forth in the Business Plan, and actual performance of the Company may be materially different from those set forth in such statements, estimates or projections.

            (h) (i) Since February 28, 1999, except as disclosed on Schedule D there has not been:

      (A) any change in the assets, liabilities, condition (financial or otherwise), affairs, earnings, business, operations, or prospects of the Company from that reflected in the balance sheet as at February 28, 1999, referred to in subsection (f) above, except for changes in the ordinary course of business (including diminution in cash position and expenses in excess of revenues) which, either individually or in the aggregate, have not had, or may be reasonably expected to result in, a Material Adverse Effect;

      (B) any incurrence of liabilities or obligations by the Company, contingent or otherwise, whether due or to become due, whether by way of guaranty, endorsement, indemnity, warranty, or otherwise, except liabilities and obligations incurred in the ordinary course of business, none of which has had, or is reasonably likely to result in, a Material Adverse Effect;

      (C) any increase in compensation of any of its existing officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business;

      (D) any resignation or termination of employment of any officer or key employee of the Company;

      (E) any change in the accounting methods or practices followed by the Company;

      (F) except as otherwise disclosed in the Financial Statements attached as Exhibit C hereto, any issuance of any stock, bonds, or other securities of the Company or options, warrants, or rights or agreements or commitments to purchase or issue such securities or grant such options, warrants or rights, except as described in Subsection (e); or

      (G) any agreement by the Company to do or enter into any of the foregoing.

                  (ii) Since the inception of the Company, except as disclosed on Schedule E hereto, there has not been:

      (A) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, operation or business of the Company;

      (B) any loans made by the Company to its employees, officers, or directors other than advances of expenses made in the ordinary course of business;

      (C) any declaration or payment of any dividend or other distribution of the assets of the Company or any direct or indirect redemption, purchase or acquisition of any securities of the Company;

      (D)   any labor organization activity or organized labor trouble;

      (E) any sale, transfer, or lease of any of the Company's assets except in the ordinary course of business, individually in excess of $50,000, or in the aggregate in excess of $100,000, or any mortgage or pledge of or lien imposed upon any of the Company's assets;

      (F) to the best of the Company's knowledge, any other event or condition of any character which has materially and adversely affected the business, prospects, condition, affairs, operations, properties or assets of the Company; or

      (G) any agreement by the Company to do or enter into any of the foregoing.

                  (i) Except as described on Schedule F hereto: (i) there is no action, suit, proceeding, or investigation pending or to the Company's knowledge currently threatened against the Company which questions the validity or enforceability of this Agreement or the right of the Company to enter into such agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any Material Adverse Effect with respect to the assets, condition, affairs, or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, including, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers; (ii) the Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality; and (iii) there is no action, suit, proceeding or investigation by the Company currently pending which the Company intends to initiate.

            (j) Except as described on Schedule G, the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, and processes necessary for its business as now conducted (collectively, "Intellectual Property Rights") without any conflict with or infringement of the rights of others. Schedule G contains a complete list of all Intellectual Property Rights of the Company and registrations and applications for registration therefor. Except as shown on Schedule G, there are no outstanding options, licenses, or agreements of any kind relating to the Company's Intellectual Property Rights, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights, and processes of any other Person, except the so-called "execute by opening" software license agreements. The Company has not received any communications or claims alleging that the Company has violated or, by conducting its business as proposed, would violate, any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company, or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Except as described on Schedule H, the Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

            (k) There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Purchaser or any of his affiliates upon consummation of the transactions contemplated by this Agreement.

            (l) Neither this Agreement, nor any other statements or certificates made or delivered in connection herewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

6. Legend The Purchaser agrees that the certificates evidencing the Shares shall bear the following legend restricting their transferability under the Act:

                                     LEGEND

      THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"). NO SALE, OFFER TO SELL OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

      7. Registration Rights, Co-Sale Rights and Bring-Along Rights. The Purchaser shall have the following registration rights, co-sale rights and bring-along rights:

            (a) INTENTIONALLY OMITTED.

            (b) "Piggyback" Registration. If at any time after the date hereof, the Company proposes to register any of its securities (other than on Form S-4 or other applicable form in connection with a merger, or pursuant to Form S-8 or other comparable form), the Company shall request that the managing underwriter (if any) of such underwritten offering include the Shares in the offering covered by such registration statement. If such managing underwriter agrees to include the Shares in the underwritten offering, and in any event in a non-underwritten offering, the Company shall at such time give prompt written notice to the Purchaser of its intention to effect such registration and of the Purchaser's right under such proposed registration, and upon the request of the Purchaser delivered to the Company within twenty (20) business days after receipt such notice (which request shall specify the Shares intended to be disposed of by the Purchaser and the intended method of disposition thereof), the Company shall include such Shares held by the Purchaser requested to be included in such registration; provided, however, that:

                  (i) If, at any time after giving such written notice of the Company's intention to register any of the Purchaser's Shares and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay the registration of the offering which includes such Shares, at its sole election, the Company may give written notice of such determination to the Purchaser and thereupon shall be relieved of its obligation to register any Shares issued or issuable in connection with that particular registration (but not from its obligation to pay registration expenses in connection therewith or to register the Shares in a subsequent registration); and in the case of a determination to delay a registration shall thereupon be permitted to delay registering any Shares for the same period as the delay in respect of securities being registered for the Company's own account.

                  (ii) If the managing underwriter in such underwritten offering shall advise the Company that it declines to include a portion or all of the Shares requested by the Purchaser to be included in the registration statement, then registration of all or a specified portion of the Shares shall be excluded from such registration statement (in case of an exclusion as to a portion of the Shares, such portion to be excluded shall be allocated among the Purchaser and any affiliates and other selling shareholders of the Company, including securities to be registered in such underwritten offering in proportion to the respective number of Shares and other securities requested to be registered by each such affiliate or shareholder). In such event the Company shall give the Purchaser prompt notice of the number of Shares excluded from such registration at the request of the managing underwriter. No such exclusion shall reduce the securities being offered by the Company for its own account to be included in such registration statement.

                  (iii) The Purchaser, subject to the provision of Section 7(c), shall have the option to include the Shares in the Company's underwritten offering. The Company shall not be required to include any of the Purchaser's Shares in an underwritten offering of the Company's securities unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided such terms are usual and customary for selling stockholders) and the Purchaser agrees to execute such documents in connection with such registration as the Company or the managing underwriter may reasonably request.

            (c) Cooperation with Company. The Purchaser will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Shares.

            (d) Termination of Rights. The Company's obligations under Sections 7(a) and 7(b) shall terminate upon the date upon which the Shares are eligible for resale without registration pursuant to section (k) of Rule 144 ("Rule 144") of the 1933 Act.

            (e) Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Shares under the 1933 Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                  (i) prepare and file with the Commission a registration statement and shall use its best efforts to cause such registration statement to become effective and remain effective until all the Shares are sold or become capable of being publicly sold without registration under the 1933 Act pursuant to Rule 144(k);

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Purchaser shall desire to sell or otherwise dispose of the same until the earlier of (A) one year from the effectiveness of the registration statement; or
(B) all Shares owned by the Purchaser or his Permitted Transferees are eligible for sale under Rule 144(k);

                  (iii) furnish to the Purchaser such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Purchaser;

                  (iv) register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Purchaser shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Purchaser to consummate the public sale or other disposition in such jurisdictions of the securities owned by the Purchaser, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process or to register the Shares under the blue sky laws of any state where the Company does not have a "secondary trading" exemption;

                  (v) use its best efforts to list such securities on any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

                  (vi) INTENTIONALLY OMITTED;

                  (vii) notify the Purchaser at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, whereupon the Purchaser shall not effect any further sales of the Shares pursuant to such prospectus, and, at the request of the Purchaser, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, whereupon the Purchaser may then effect sales of the Shares pursuant to such supplemented or amended prospectus.

            (f) Black Out Periods.

                  (i) The Purchaser hereby agrees not to, directly or indirectly, effect any public sale or distribution (including sales pursuant to Rule 144) or any short sales of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any "Piggyback" registration under Section 7(b) hereof for a public offering to be underwritten on a firm commitment basis in which any of the Shares are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                  (ii) The Company shall have the right to suspend use of any registration statement and the related prospectus if its Board of Directors determines in good faith that there is a valid purpose for such suspension. For purposes of this Agreement, a valid purpose shall include, but is not limited to, a good faith determination that the registration statement may contain a material misstatement or omission (including as a result of the Company having under consideration a significant acquisition or disposition or other material transaction that has not been publicly disclosed) in which case the Company may cause the registration statement not to be used by the Purchaser until such time as the Securities and Exchange Commission (the "Commission") has declared effective a post-effective amendment to the registration statement filed by the Company or if the misstatement or omission can be corrected by incorporation by reference in the registration statement of another Commission filing of the Company, the Company has made another filing on Form 8-K or other appropriate form to correct such misstatement or omission.

                  (iii) In connection with any public offering of the Company's securities, the Purchaser agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days in the case of the Company's first underwritten public offering the gross proceeds of which are at least $7,500,000, and ninety (90) days in the case of other public offerings of the Company) from the effective date of such registration as may be requested by the underwriters; provided that the officers and directors of the Company who own stock of the Company and holders of five percent (5%) or more of the Company's outstanding voting securities also agree to such restrictions.

                  (iv) In order to enforce the foregoing clauses 7(f)(i), (ii) and (iii), the Company may impose stop transfer instructions with respect to the Shares (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

            (g) Expenses. All expenses incurred in any registration of the Shares under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Shares under federal and state securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 7(f)(iv); provided, however, the Company shall not be liable for (i) any discounts or commissions to any underwriter, (ii) any stock transfer taxes incurred with respect to the Shares sold in the offering or (iii) the fees and expenses of counsel for the Purchaser, provided that the Company will pay the costs and expenses of Company counsel when the Company's counsel is representing any or all selling security holders.

            (h) Indemnification. In the event the Shares are included in a registration statement pursuant to this Agreement:

                  (i) Company Indemnity. Without limitation of any other indemnity provided to the Purchaser, either in connection with the offering or otherwise, to the extent permitted by law, the Company shall indemnify and hold harmless the Purchaser and its affiliates, any underwriter (as defined in the 1933 Act) for the Purchaser, and each person, if any, who controls such underwriter (within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the "Exchange Act")), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statements including any preliminary prospectus or final prospectus contained therein or any amendments or supplements, thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any State securities law, and, in each case, the Company shall reimburse the Purchaser and its affiliates or underwriter for any legal or other expenses incurred by them connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Purchaser in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (1) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser or (2) by the Purchaser's failure to deliver to purchasers of the Shares a copy of the registration statement or prospectus or any amendments or supplements thereto pursuant to Section 7(e)(vii) after the Company has furnished the Purchaser with a sufficient number of copies of the same.

                  (ii) Purchaser Indemnity. The Purchaser shall indemnify and hold harmless the Company, its affiliates, its counsel, officers, directors, and representatives, any underwriter (as defined in the 1933 Act) and each person, if any, who controls the Company or the underwriter (within the meaning of the 1933 Act or the Exchange Act), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or any state securities law, and the Purchaser shall reimburse the Company, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses liability incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action insofar as such losses, claims, damages or liabilities (or actions and respect thereof) arise out of or are based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser; provided, however, that the maximum amount of liability in respect of such indemnification (including, but not limited to, attorneys' fees and expenses) shall be to an amount equal to the net proceeds actually received by the Purchaser from the sale of Shares under such registration statement.

                  (iii) Notice: Right to Defend. Promptly after receipt by an indemnified party under this Section 7(h) of notice of the commencement of any action (including any government action) such indemnified party shall, if a claim in respect thereof made against an indemnifying party under this Section 7(h), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to the availability of separate defenses or actual or potential conflicts of interests between such indemnified party and other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within reasonable time of the commencement of an such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action; provided the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

                  (iv) Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (v) Survival of Indemnity. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Shares by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

            (i) Co-Sale Rights. Subject to Section 7(l) hereof, at least 15 business days prior to any sale, transfer, assignment, pledge or other disposal (a "Transfer") of Common Stock or of securities convertible into Common Stock by Mark Levin or Mark Suroff (each, a "Founder") (other than (i) pursuant to an underwritten public offering of shares of the Company registered under the 1933 Act (a "Public Offering") or (ii) sales under Rule 144 (provided that the Founders notify the Purchaser of such sales not more than five days subsequent to the date thereof)), the Founder making such Transfer (the "Selling Stockholder") shall deliver a written notice (the "Sale Notice") to the Purchaser specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Purchaser may elect to participate in the contemplated Transfer by delivering written notice to the Selling Stockholder within 10 business days after delivery of the Sale Notice. If the Purchaser has elected to participate in such Transfer, the Selling Stockholder and the Purchaser shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of Common Stock equal to the product of (x) the quotient determined by dividing the number of shares of Common Stock owned by such stockholder by the aggregate number of shares of Common Stock owned by the stockholders participating in such Transfer and (y) the aggregate number of shares to be sold in the Transfer by the other Shareholders participating in the Transfer. The Purchaser, as a condition of exercising his rights under this Section 7(i), shall enter into such documentation as is expected by the buyer of such Shares, including, without limitation, documentation comparable to that entered into by the Founders; provided, that if the Purchaser, at the time of such Transfer, is no longer an officer or director of the Company, the only representation and warranty that the Purchaser shall be required to make in connection with any Transfer is a warranty with respect to its ownership of the Shares to be sold by him and his ability to convey title thereto free and clear of liens, encumbrances or adverse claims. Each stockholder transferring shares pursuant to this Section 7(i) shall pay its pro rata share (based on the number of shares of Common Stock to be sold) of the expenses incurred by the stockholders in connection with such transfer and shall be obligated to join in any indemnification or other obligations that the transferor agrees to provide in connection with such Transfer, provided, however, that the maximum amount of liability in respect of any indemnification obligation (including, but not limited to, attorneys' fees and expenses) shall be to an amount equal to the net proceeds actually received by the Purchaser from the sale of Shares in such transaction. Notwithstanding the generality of the foregoing, the Purchaser's rights under this Section 7(i) shall expire and be of no further effect upon consummation by the Company of an underwritten public offering for gross proceeds of at least $7,500,000.

            (j) INTENTIONALLY OMITTED.

            (k) Bring-Along Rights. (a) If, at any time on or after the date hereof, persons holding, in the aggregate, 80% or more of the total Common Stock issued and outstanding, acting in concert in connection with one transaction or a series of related transactions, desire to Transfer their Common Stock to a third party (such transferring persons referred to as the "Transferors") at a price (payable in cash, debt or securities, or any combination thereof) of at least (i) 150% of the price of the Common Stock as reported on the OTC Bulletin Board, NASDAQ, or such other exchange where the Common Stock is trading on the day of such Transfer and (ii) 300% of the Purchaser's original cost per Share, the Transferors shall be entitled to require the Purchaser to Transfer his Common Stock in such transaction (a "Buy-Out"). The Transferors shall cause the proposed transferee(s) to accept the Transfer of the Common Stock of the Purchaser on the same terms and conditions as are offered by the transferee(s) to the Transferors, (except that, in the event that the Purchaser is no longer an officer or director of the Company at the time of such Buy-Out, the only representation and warranty that the Purchaser shall be required to make in connection with any Buy-Out is a warranty with respect to its ownership of the Shares, to be sold by him and his ability to convey title thereto free and clear of liens, encumbrances or adverse claims.) Each stockholder transferring shares pursuant to this Section 7(k) shall pay its pro rata share (based on the number of shares of Common Stock to be sold) of the expenses incurred by the stockholders in connection with such transfer and shall be obligated to join in any indemnification or other obligations that the transferor agrees to provide in connection with such Transfer, provided, however, that the maximum amount of liability in respect of any indemnification obligation (including, but not limited to, attorneys' fees and expenses) shall be to an amount equal to the net proceeds actually received by the Purchaser from the sale of Shares in such transaction. If the Transferors elect to effect a Buy-Out:

                  (i) the Transferors shall deliver a notice (a "Buy-Out Notice") to the Purchaser stating that they propose to effect Buy-Out, and specifying the name and address of the proposed parties to such a Buy-Out, the consideration payable in connection therewith, and attaching a copy of all agreements and other documents between the Transferors and all of the parties to such transaction necessary to establish the terms of such transaction;

                  (ii) the Purchaser agrees that, upon receipt of a Buy-Out Notice, he shall be obligated to sell all his Common Stock upon terms no less favorable than the terms and conditions set forth in the Buy-Out Notice; provided that any covenants and agreements, including, without limitation, non-compete provisions, which do not relate to the amount and method of payment of the consideration shall not be binding on the Purchaser unless he expressly agrees to be bound thereby; and

                  (iii) the purchase price and the form of consideration for the sale of all of the Common Stock made pursuant to a Buy-Out shall be the same for each holder thereof in such transaction and such transaction shall be required to be consummated on or before the later of (x) 60 days after the giving of the Buy-Out Notice, and (y) the date which is 10 days after the expiration or waiver of any applicable waiting period for such transaction pursuant to the Hart-Scott-Rodino Act.

            (b) Notwithstanding the generality of the foregoing, the Purchaser's obligations under this Section 7(k) shall expire and be of no further effect upon consummation by the Company of an underwritten public offering for gross proceeds of at least $7,500,000.

            (l) Transfer of Registration, Co-Sale Rights or Bring-Along Rights. The rights of the Purchaser under Section 7 of this Agreement, including, without limitation, the rights to cause the Company to register Shares under Sections 7(a) and 7(b) and/or to participate in a Transfer pursuant to Section 7(i) and the obligations of Purchaser under Section 7(k) are personal to the Purchaser and shall not survive any transfer of the Shares whatsoever, and may not be assigned or transferred in any way, provided, however, that the restrictions contained in this Section 7(l) shall not apply with respect to any Transfer of Shares by either of the Founders or the Purchaser, pursuant to applicable laws of descent and distribution or otherwise to such person's spouse, former spouse and descendants (whether natural or adopted), parents and their descendants, descendants of such brothers and sisters and any spouse of the foregoing individuals or any trust solely for the benefit of any of the foregoing; provided, however, that if any of the foregoing is less than 21 years of age at the time of such proposed Transfer, then such Transfer may only be made to a trustee of a valid trust for the benefit of the foregoing, which trust shall not terminate prior to the beneficiary (or beneficiaries) thereof attaining the age of 21 (collectively, "Permitted Transferees"). Except as permitted herein, any attempted Transfer or assignment of the rights set forth in this Section 7 shall be void ab initio:

      8. Indemnification. (i) The Purchaser shall indemnify and hold harmless each of the Company, its directors, officers, persons controlling the Company, any affiliate of the foregoing and any professional advisors thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which any of them may be put or which they may incur by reason of or in connection with any misrepresentation made by the Purchaser, any breach of any of the Purchaser's warranties or the Purchaser's failure to fulfill any of the Purchaser's covenants or agreements under this Agreement.

                  (ii) The Company shall indemnify and hold harmless each of the Purchaser, the Purchaser's affiliates and any of the Purchaser's professional advisors from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which any of them may be put or which they may incur by reason of or in connection with any misrepresentation made by the Company, any breach of any of the Company's warranties or the Company's failure to fulfill any of the Company's covenants or agreements under this Agreement.

      9. Definitions.

            "Accommodation Obligation" shall mean, as applied to any Person and without duplication of amounts, any obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any indebtedness, lease, dividend, letter of credit, or other obligations ("primary obligation") of any Person in any manner whether directly or indirectly, including any obligation of such Person or on behalf of any other person (irrespective of whether contingent), or to otherwise assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Accommodation Obligation shall be deemed to be an amount equal to the maximum amount of a Person's liability with respect to the stated or determinable amount of the primary obligation for which such Accommodation Obligation is incurred.

            "Capitalized Lease" shall mean any lease of an asset by the Company or any subsidiary as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease an the balance sheet of tile Company or such subsidiary.

            "Debt" shall mean, with respect to any Person, without duplication:
(a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;
(c) all obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps or other financial products or similar instruments (including reimbursement with respect thereto), except such as have been issued to secure payment of trade payables; (d) all obligations of such Person to pay the deferred purchase price of property or services, except trade payables; (e) all Capitalized Lease Obligations of such Person; (f) all obligations or liabilities of others secured by a lien on any asset owned by such Person, whether or not such obligation or liability is assumed by such Person; and (g) all Accommodation Obligations of such Person.

            "GAAP" shall mean generally accepted accounting principles that are
(i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, (ii) applied on a basis consistent with prior periods (except for changes in the application of such principles that have been approved by the Company's Board of Directors), and
(iii) such that, insofar as the use of accounting principles is pertinent, a certified public accountant delivering an audit report on such financial statements could deliver an unqualified opinion with respect to financial statements in which such principles have been properly applied, subject, however, to the absence or modification of footnotes and to the possible inclusion of a "going concern" qualification.

            "Material Adverse Effect" shall mean a material adverse effect on the assets, condition (financial or otherwise), affairs, earnings, business or operations of the Company

            "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, including, as appropriate, the Company or any subsidiary thereof

      10. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the internal laws of New York (without giving effect to the conflict of laws rules thereof) applicable to contracts, transactions and obligations entered into, and to be wholly performed, in New York.

            (b) The Purchaser and the Company each acknowledge that their respective representations and warranties shall survive the date of the purchase of the Shares by the Purchaser.

            (c) This Agreement contains the entire agreement between the parties hereto with respect to the subject matter thereof. The provisions of this Agreement may not be modified or waived except in writing and signed by both parties hereto.

            (d) This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives and successors of the parties hereto. Except as set forth herein, the Purchaser may not assign any of his rights or interests in or under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without effect.

            (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ERGOVISION, INC.                        PURCHASER

By:__________________                   ___________________________________
Name: Mark H. Levin                     By:
Title: President

                                        Address: _____________________
                                                 __________________________

                                        Soc. Sec. No. ___________